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                                                                     EXHIBIT 5.1



                             [Hale Lane Letterhead]




                                  May 18, 2004


US Dataworks, Inc.
5301 Hollister Road, Suite 250
Houston, Texas  77040


         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as special Nevada counsel for US Dataworks, Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933 (the "Act") of 5,702,459 shares of Common Stock, par value $.0001 per share (the "Common Stock") of the Company, all of which are to be offered and sold by certain stockholders of the Company (the "Selling Stockholders"). (Such Registration Statement, as amended, is herein referred to as the "Registration Statement.")

         We have reviewed and are familiar with (a) the Company's Articles of Incorporation and Bylaws, (b) a certificate of an officer of the Company representing certain matters in connection with the original issuance of the Common Stock, which representations we have assumed the validity of and relied on, and (c) such other matters as we have deemed necessary for this opinion.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock to be offered and sold by the Selling Stockholders, to the extent currently outstanding, have been duly authorized and legally issued by the Company and are fully paid and nonassessable, and to the extent issuable upon conversion or exercise of certain debentures and warrants held by the Selling Stockholders, when issued in accordance with the conversion or exercise provisions of such debentures and warrants, will be duly authorized and legally issued by the Company and fully paid and nonassessable. This opinion is limited to matters governed by the general corporation law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                              Sincerely,

                                              HALE LANE PEEK DENNISON AND HOWARD
                                              Professional Corporation

                                              /s/ Hale Lane